Exhibit 99.1

December 16, 2011

Dear US Gold Shareholders,

Please find the attached El Gallo Complex development update.

Work continues to move forward at El Gallo, located in Sinaloa State, Mexico.

Highlights of the past two weeks are:

•	First blast for Phase 1
•	Mining waste began at Samaniego open pit
•	Decommissioning of old crushing plant
•	Old generators replaced
•	Haul road construction nears completion

Please be advised, as a result of the holiday season, the next El Gallo Development update will be released on January 6, 2012.

To view the El Gallo Development Photo Update, please click here.

Happy Holidays!

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@usgold.com

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UXG El Gallo Complex Development Photo Update December 16, 2011

2 First blast at the El Gallo Complex (December 9th).

3 Decommissioning of the previous crushing plant.

4 Mining of non-mineralized material begins at the Samaniego open pit.

5 Back filling the previously mined open pit.

6 Replacing generators that will be used to power the crushing plant.

Mining at Samaniego open pit begins to ramp up. 7

Culverts being moved into place around the crushing plant. 8

9 Foundation for new administrative building.

10 Haul road to the Sargrado Corazon deposit nears completion.

11 Haul road to the Sargrado Corazon deposit nears completion.

12 Blast hole drilling within the open pit.

13 Bridge under construction. Haul road will connect the Palmarito and El Gallo deposits.

UXG For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258- -0395 Toll Free: (866) 441- -0690 Fax: (647) 258- -0408